UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR ONE OR MORE NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE
DEPOSITORY TRUST COMPANY, 55 WATER STREET, NEW YORK, NEW YORK (THE "DEPOSITARY"), TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND UNLESS ANY NOTE ISSUED UPON SUCH TRANSFER OR EXCHANGE IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY SUCH PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


REGISTERED                                               REGISTERED


                                               CUSIP NO.  552673AV7

NO.                                                          U.S. $150,000,000


                                MCI COMMUNICATIONS CORPORATION

                             6.95% Senior Note DUE August 15, 2006


                  MCI COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"), for value received promises to pay to

                                            CEDE & CO.
                                  c/o THE DEPOSITORY TRUST COMPANY
                                           55 WATER STREET
                                       NEW YORK, NEW YORK 10041

, or registered assigns, the principal sum of

                        ONE HUNDRED FIFTY MILLION DOLLARS

on August 15, 2006 (the "Maturity Date"), unless redeemed prior thereto in accordance with the provisions hereof, and to pay interest thereon at the interest rate per annum of 6.95%, semiannually in arrears on February 15 and August 15 of each year, commencing February 15, 1997 (each, an "Interest Payment Date"), to the Holder of this Note as of the close of business on the Regular Record Date, as defined below, with respect to such Interest Payment Date, until the principal hereof is paid or duly made available for payment.

                  Interest payments for this Note will be computed on the basis of a 360-day year of twelve 30-day months. Interest payable on this Note on any Interest Payment Date will include interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including August 9, 1996 if no interest has been paid or duly provided for with respect to this Note) to but excluding such Interest Payment Date. If any Interest Payment Date or the Maturity Date (as defined after the Trustee's Certificate of Authentication) falls on a day that is not a Business Day, as defined below, the required payment of principal and/or interest with respect to such Interest Payment Date or Maturity Date, as the case may be, will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity Date, as the case may be. "Business Day" means any day, other than a Saturday or Sunday, on which banks in The City of New York are not required or authorized by law or by executive order to close.

                  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this
Note is registered in the Security Register of the Company as of the close of business on the "Regular Record Date" for such interest payment, which shall be the February 1 (whether or not a Business Day) preceding the February 15 Interest Payment Date or the August 1 (whether or not a Business Day) preceding the August 15 Interest Payment Date, as the case may be.

                  The principal of this Note payable on the Maturity Date will be paid against presentation of this Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  All payments of principal and interest in respect of this Note will be made by the Company in immediately available funds.

                  Reference is hereby made to the further provisions of this Note set forth after the Trustee's Certificate of Authentication, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the Certificate of Authentication hereon has been executed by the Trustee under the Senior Indenture, as each such term is defined below, directly or through an Authenticating Agent, by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Senior Indenture or be valid or obligatory for any purpose.


                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon.

Dated: August 9, 1996


                                             MCI COMMUNICATIONS CORPORATION


                                              By: ____________________________
                                                  Jonelle St. John
[SEAL]                                             Vice President and Treasurer



                                              Attest: ________________________
                                                      C. Bolton-Smith, Jr.
                                                      Secretary


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This  is  one  of  the  Securities  issued  under  the  within-mentioned  Senior
Indenture.

CITIBANK, N.A., as Trustee

By:
         Authorized Signatory

                                  MCI COMMUNICATIONS CORPORATION

                              6.95% Senior Note DUE August 15, 2006


                  This Note is one of the duly authorized senior securities (collectively, the "Securities") of the Company to be issued under an Indenture between the Company and Citibank, N.A., as trustee (herein called the "Trustee", which term includes any successor trustee under such indenture), dated as of February 17, 1995, as amended by the Trust Indenture Reform Act of 1990 (the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the duly authorized series of Securities designated as "6.95% Senior Notes due August 15, 2006" (collectively, the "Notes"), and the aggregate principal amount of Notes to be issued under such series is limited to $300,000,000 (except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Notes). All terms used but not defined or specified in this Note shall have the meanings assigned to such terms in the Senior Indenture.

                  This Note will not be subject to redemption at the option of the Company prior to the Maturity Date.

                  If an Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Notes at the time Outstanding, as defined in the Senior Indenture, may declare the principal of all Notes due and payable in the manner and with the effect provided in the Senior Indenture.

                  The Senior Indenture permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Senior Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of each series affected thereby at the time Outstanding. The Senior Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each such series, to waive compliance by the Company with certain provisions of the Senior Indenture and certain past defaults under the Senior Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                  No reference herein to the Senior Indenture and no provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

                  As provided in the Senior Indenture, and subject to certain limitations herein and therein set forth, the transfer of this Note may be registered in the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by this Note and a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Notes, in authorized denominations, having the same terms and conditions and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  As provided in the Senior Indenture, and subject to certain limitations herein and therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes having the same terms and conditions, in authorized denominations, as requested by the Holder surrendering the same.

                  No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Notes are issuable only in fully registered form without coupons in denominations of $1,000 and any integral multiple in excess thereof.

                  Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The Notes are subject to defeasance as provided in Article XV of the Senior Indenture.

                  The Senior Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.

                                                   ABBREVIATIONS


                  The following abbreviations, when used in the inscription on the first page of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.


         UNIF GIFT MIN ACT --
                                                                          (Cust)

                            Custodian
                                                                         (Minor)

                                      Under Uniform Gifts to Minors Act



                                                                         (State)

         TEN COM -- as tenants in common
         TEN ENT -- as tenants by the entireties
         JT TEN  -- as joint tenants with right of survivorship
                            and not as tenants in common

                  Additional abbreviations may also be used though not in the above list.

                                                    ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto




Please Insert Social Security Number or Other Identifying Number of Assignee:






PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE,
OF ASSIGNEE:












the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated:
                                            NOTICE:   The   signature   to  this
                                            assignment  must correspond with the
                                            name as  written  upon  the  fact of
                                            this   Note  in  every   particular,
                                            without alteration or enlargement or
                                            any change whatsoever.

                                               SIGNATURE GUARANTEE

                                             -------------------------------